Exhibit 4.2
GITLAB INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of September 10, 2019 by and among GitLab Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each, an “Investor,” and collectively, the “Investors”).
RECITALS
WHEREAS, the Company and certain of the Investors (the “Existing Investors”) are parties to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of October 19, 2018, as amended (the “Prior Agreement”);
WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors (the “New Investors”) are entering into a Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of the Company’s Series E Preferred Stock, $0.0000025 par value per share (the “Series E Preferred Stock”, and together with the Company’s Series Safe A1 Preferred Stock, Series Safe A2 Preferred Stock, Series Safe A3 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”);
WHEREAS, the Company and the Existing Investors wish to provide further inducement to the New Investors to purchase the Series E Preferred Stock by amending and restating the Prior Agreement to include the New Investors and to amend and restate the rights and obligations set forth therein, in each case as set forth herein; and
WHEREAS, the Prior Agreement may be amended with the consent of (i) the Company, (ii) with respect to Sections 1 and 3 and any other provision of this Agreement to the extent such provision pertains to Sections 1 or 3, the holders of a majority of the Registrable Securities then outstanding and held by the Investors, and (iii) with respect to all other sections of this Agreement, the holders of a majority of the Registrable Securities then outstanding, each of whom are parties hereto.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:
1.    COVENANTS OF THE COMPANY.
1.1    Information Rights.
(a)    Basic Financial Information. The Company will furnish to (i) each Major Investor, (ii) each holder of Series E Preferred Stock that purchased such Series E Preferred Stock in a Closing (as defined in the Purchase Agreement) and (iii) any other Investor that is an entity and which requires such information pursuant to its organizational documents (collectively, the “Information Rights Recipients”):
(i)    unaudited annual financial statements for each fiscal year of the Company, including a balance sheet and statement of stockholders’ equity as of the end of such fiscal year, a statement of operations and a statement of cash flows of the Company for such year, all prepared in accordance with U.S. generally accepted accounting principles and practices, within ninety (90) days following the end of the Company’s fiscal year; provided, however, that such annual financial statements shall be audited by an accounting firm of national standing upon the determination by the Company’s Board of Directors (the “Board”) that an audit is appropriate;
(ii)    quarterly unaudited financial statements for each fiscal quarter of the Company, including an unaudited balance sheet and statement of stockholders’ equity as of the end of such fiscal quarter, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter, all prepared in accordance with U.S. generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments, within thirty (30) days following the end of each of the first three fiscal quarters of the Company and within ninety (90) days following the end of the last fiscal quarter of the Company;
(iii)    a monthly operating metrics report in the form approved by the Company within thirty (30) days following the end of each fiscal month of the Company;
(iv)    a current capitalization table of the Company, updated quarterly, showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding and the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock, within thirty (30) days following the end of each fiscal quarter of the Company;
(v)    a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company, within forty-five (45) days after the end of each fiscal year of the Company; and
(vi)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 1.1(a) to provide any information or material (A) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company) or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, as determined by the Company, in its sole good faith judgment.
As used herein, “Major Investor” means any Investor holding, together with its Affiliates, at least 1,200,000 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
Notwithstanding anything else in this Section 1.1 to the contrary, the Company may cease providing the information set forth in this Section 1.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 1.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
(b)    Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or similar confidential information of the Company. The Company shall not be required to comply with any information rights in respect of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of ten percent (10%) or more of a competitor; provided, however, that any bank, venture capital firm, financial investment firm or collective investment vehicle that is in the business of investing in entities (or any employee, partner or member of such an entity) shall under no circumstances be deemed a “competitor” of the Company as a result of such entity’s investments in such a business. Any confidential information obtained by any Investor pursuant to this Agreement shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company or used for any purpose (other than to monitor its investment in the Company or to enforce its rights under this Agreement), except that any Investor may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its Affiliates, officers, directors, shareholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligations to Affiliates, shareholders, members and/or partners, (iii) for purposes of internal reporting and management discussions, (iv) to any prospective purchaser of the Investor’s shares of the Company, provided (in the case of disclosure in clauses (i)-(iv)) the recipient agrees to keep such information confidential, or (v) as may be required by law, regulation, rule court order, subpoena or legal process or as requested or required by any governmental authority having jurisdiction over an Investor, or that such Investor deems it advisable to provide to such a governmental authority, in each case whether in connection with an audit, examination or otherwise; provided that, except with respect to any disclosures made pursuant to Section 1.1(b)(v) by a BHC, the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential after it becomes publicly known through no fault of the recipient. As used herein, the term “BHC” means any Investor that is a bank, bank holding company or an entity that is controlled by a bank or a bank holding company, as such terms are defined under the Bank Holding Company Act of 1956, or any Affiliate or permitted transferee of any such entity, including, without limitation, GS.
(c)    Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor, provided, however, that the Company shall not be obligated pursuant to this Section 1.1(c) to provide access to any information that it reasonably and in good faith considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company), or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
1.2    Stock Vesting. Unless otherwise approved by the Board, including at least one Preferred Director (as defined in the Restated Certificate), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall provide: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and seventy-five percent (75%) of such stock shall vest over the remaining three (3) years and (b) a one hundred and eighty (180)-day lockup period in connection with the IPO. The Company shall retain a right of first refusal on transfers until the IPO and the right to repurchase unvested shares at the lesser of cost or the then-current fair market value.
1.3    Employee Agreements. The Company will cause each person now or hereafter employed or engaged by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets, or performing services that consist of the development of technology, to enter into a customary nondisclosure and proprietary rights assignment agreement.
1.4    Directors’ Liability and Indemnification. The Restated Certificate and the Company’s Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors and executive officers for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use all commercially reasonable efforts to at all times maintain indemnification agreements with its directors to indemnify such directors to the maximum extent permissible under applicable law.
1.5    Insurance. The Company shall: (i) maintain Directors and Officers liability insurance from a financially sound and reputable insurer in an amount no less than $1,000,000, on such terms as determined by the Board until such time as the Board determines that such insurance should be discontinued and (ii) obtain, within one hundred twenty (120) days of the date hereof, and maintain “key person” life insurance on Sytse Sijbrandij, with the Company named as loss payee, from a financially sound and reputable insurer in an amount no less than $3,000,000, on such terms as determined by the Board.
1.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other any individual, corporation, partnership, trust, limited liability company, association or other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, indemnity agreements, or elsewhere, as the case may be.
1.7    Foreign Corrupt Practices Act. The Company represents that it shall not, and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any third party, including any Non-U.S. Official (as defined in the FCPA (as defined below)), in each case, in violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and Affiliates to, use commercially reasonable best efforts to implement, and shall implement to the satisfaction of the Board in no event later than 9 months following the date hereof, and thereafter maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.
1.8    Qualified Small Business Stock. The Company shall take commercially reasonable efforts to submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code. Notwithstanding the foregoing, the requirements of this Section 1.8 shall not be applicable to any Investor with respect to shares of Series D Preferred Stock or Series E Preferred Stock held by such Investor.
1.9    Expenses. The Company agrees to reimburse ICONIQ Strategic Partners III, L.P., ICONIQ Strategic Partners III-B, L.P., ICONIQ Strategic Partners IV, L.P. and ICONIQ Strategic Partners IV-B, L.P. (collectively and together with their affiliates, “ICONIQ”), Khosla Ventures and August Capital VII, L.P., and their respective Affiliates, for their reasonable out-of-pocket expenses and costs incurred in connection with, attending meetings of the Board and other reasonable expenses incurred in connection with performing services at the request of the Company.
1.10    Right to Conduct Activities. The Company and each Investor hereby agrees and acknowledges that certain Investors (including GV 2017 L.P. and its Affiliates and GS) are professional investment funds or are otherwise in the business of investing in, financing and advising companies, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted, as currently proposed to be conducted or as may in the future be conducted). The Company and each Investor hereby agree that, to the extent permitted under applicable law, no Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or its confidentiality obligations under any other agreement with the Company, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
2.    REGISTRATION RIGHTS.
2.1    Definitions.
(a)    Affiliate. The term “Affiliate” means, with respect to any specified Investor, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Investor, any general partner, managing partner, managing member, officer or director of such Investor or any venture capital fund or any investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of an Investor, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Investor.
(b)    Common Stock. The term “Common Stock” means shares of the Company’s Class A Common Stock, $0.0000025 par value per share (the “Class A Common Stock”) and Class B Common Stock, $0.0000025 par value per share (the “Class B Common Stock”).
(c)    Damages. The term “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act,

or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and any free-writing prospectus and any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading.
(d)    Direct Listing. The term “Direct Listing” means the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Board. For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten offering and any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a Direct Listing.
(e)    Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(f)    Form S-1. The term “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
(g)    Form S-3. The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(h)    GS. The term “GS” means, collectively, Goldman Sachs PSI Global Holdings, LLC together with any of its Affiliates.
(i)    Immediate Family Member. The term “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
(j)    IPO. The term “IPO” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act.
(k)    Person. The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(l)    Registrable Securities. The term “Registrable Securities” means: (i) the Common Stock issuable or issued upon conversion of the Shares; (ii) the shares of Common Stock purchased by General Catalyst Group IX, L.P., GC Entrepreneurs Fund IX, L.P., ICONIQ and Telstra Ventures Fund II, L.P. pursuant to the terms of the Offer to Purchase, dated as of October 30, 2018; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 5.15 of this Agreement. Notwithstanding the foregoing, the Company shall in no event be obligated to register any Preferred Stock, and Holders will not be required to convert their Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.
(m)    SEC Rule 144. The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
(n)    SEC Rule 145. The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
(o)    SEC Rule 405. The term “SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.
(p)    SEC. The term “SEC” means the Securities and Exchange Commission.
(q)    Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
(r)    Selling Expenses. The term “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined below) borne and paid by the Company as provided in Section 2.7.
(s)    Shares. The term “Shares” shall mean the Preferred Stock held from time to time by the Investors listed on Schedule A and their permitted assigns.
(t)    Standoff Period. The term “Standoff Period” means the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days).
2.2    Demand Registration.
(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the Company’s IPO or Direct Listing, the Company receives a request from holders of Registrable Securities (each a “Holder” and together, the “Holders”) who hold a majority of the Registrable Securities then outstanding (such Holders, the “Initiating Holders”) that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $15 million), then the Company shall (A) within ten (10) days after the date such request is given, give a notice sent by the Company to the Holders specifying that a demand registration has been requested as provided in this Section 2.2 (a “Demand Notice”) to all Holders other than the Initiating Holders; and (B) use commercially reasonable efforts to, as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.2(c) and Section 2.4.
(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from one or more Holders of any Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (a) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (b) use commercially reasonable efforts to as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.2(c) and Section 2.4.
(c)    Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that (A) the Company may not invoke this right more than once in any twelve (12) month period and (B) the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.
(d)    Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.2(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration subject to Section 2.3 below, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.2(a) and such registrations have been declared or ordered effective; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.2(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.2(b): (A) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if, within the twelve (12) month period immediately preceding the date of such request, the Company has already effected two registrations pursuant to Section 2.2(b). A registration shall not be counted as “effected” for purposes of this Section 2.2(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and, except as otherwise set forth in Section 2.7, forfeit their right to one registration on Form S-1 or S-3, as applicable, pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.2(d).
2.3    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity incentive, stock option, stock purchase or similar plan; (b) a registration relating to an SEC Rule 145 transaction or any successor; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered (each, an “Excluded Registration”); or (e) a registration for a Direct Listing which provides for the registration of at least twenty-five percent (25%) of the Registrable Securities of the Holders), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.
2.4    Underwriting Requirements.
(a)    Inclusion. If, pursuant to Section 2.2, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.2, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject to the reasonable approval of the holders of a majority of Registrable Securities held by the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. No Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter(s).
(b)    Underwriter Cutback. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.3, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO (if the Company has not already completed a Direct Listing), in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence. No Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter(s).
(c)    Registration Not Effected. For purposes of Section 2.2, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.5    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus and, if required, any free writing prospectus (as defined in Rule 405 under the Securities Act, (a “Free Writing Prospectus”)) used in connection with such registration statement as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)     use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling

Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and use commercially reasonable efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    within a reasonable time before filing any registration statement or any supplement or amendment thereto (for purposes of this subsection, supplements and amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), furnish to the Holders of Registrable Securities that is a BHC (a “BHC Holder”) and any attorney, accountant or other agent or representative retained by such BHC Holder, copies of all documents proposed to be filed (including all exhibits and documents to be incorporated by reference therein), and provide each such BHC Holder and its representatives the opportunity to review, comment on and to object to any information pertaining to such BHC Holder and its plan of distribution that is contained therein, and the Company shall make any changes reasonably requested by such BHC Holder pertaining to such BHC Holder and its plan of distribution, prior to filing the registration statement or supplement or amendment thereto;
(j)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or Free-Writing Prospectus forming a part of such registration statement has been filed;
(k)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus or Free-Writing Prospectus;
(l)    use its commercially reasonable efforts to obtain for the underwriters one or more “cold comfort” letters, dated the effective date of the related registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;
(m)    use its commercially reasonable efforts to obtain for the underwriters on the date such securities are delivered to the underwriters for sale pursuant to such registration a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
(n)    to the extent the Company is a well-known seasoned issuer (as defined in SEC Rule 405) at the time any request for registration is submitted to the Company in accordance with Section 2.2(b), if so requested, file an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act) to effect such registration; and
(o)    if at any time when the Company is required to re-evaluate its well- known seasoned issuer status for purposes of an outstanding Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act) used to effect a request for registration in accordance with Section 2.2(b) the Company determines that it is not a well-known seasoned issuer and (A) the registration statement is required to be kept effective in accordance with this Agreement and (B) the registration rights of the applicable Holders have not terminated, use commercially reasonable efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.
2.6    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.7    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (the “Selling Holder Counsel”), not to exceed $50,000, shall be borne and paid by the Company; provided, however, that (a) subject to the following clause (b), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.2(a) or Section 2.2(b), as the case may be, and (b) if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.2(a) or Section 2.2(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. All expenses incurred by the Company in connection with a Direct Listing, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.
2.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.9    Indemnification. If any Registrable Securities are included in a registration statement (i) under this Section 2 or (ii) in connection with a Direct Listing:
(a)    Company Indemnification. To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    Selling Holder Indemnification. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (i) the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 2.9(b), combined with amounts paid or payable by such Holder under Section 2.9(d), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder); except if such Holder, underwriter, controlling Person has furnished in writing to the Company, prior to the filing of such registration statement, a Free Writing Prospectus, preliminary prospectus, prospectus or amendment or supplement thereto, information which corrected or made not misleading such information previously furnished to the Company.
(c)    Procedures. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9, solely to the extent that such failure prejudices the indemnifying party’s ability to defend such action.
(d)    Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that:
(1)    in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement (net of any Selling Expenses paid by such Holder), and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and
(2)    in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder).
(e)    Underwriting Agreement Controls. Notwithstanding the foregoing, to the extent that the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control unless such provision(s) conflict with the indemnity provisions contained herein, in which case the indemnity provisions contained herein shall control.
(f)    Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.10    Reports under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO or Direct Listing (whichever occurs first);
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO or Direct Listing (whichever occurs first)), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.11    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Sections 2.2(a) or 2.2(b), unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of Registrable Securities of the Holders that are included or (b) to demand registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 2.2 hereof.
2.12    Limitations on Disposition. Each Holder hereby agrees not to make any disposition of all or any portion of any Shares or Registrable Securities (collectively, the “Securities”) unless and until:
(a)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)    such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.
Notwithstanding the provisions of Sections 2.12(a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any Securities by a Holder that is a partnership, limited liability company, a corporation or a venture capital fund to (A) any general or limited partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, without limitation, any affiliated investment fund of such Holder), (C) a retired general or limited partner of such partnership or a retired member of such limited liability company, (D) the estate of any such general or limited partner, member or stockholder (collectively, and subject to the additional requirements set forth below in this paragraph, “Permitted Affiliate Transfers”), or (iii) for the transfer by gift, will or intestate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in the case of clauses (ii) and (iii) the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor hereunder and in the case of clause (iii) the transfer was without additional consideration or at no greater than cost.
(c)    Agreement Binding. The Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(d)    Legends. Each certificate or instrument representing (i) the Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth in this Section 2.12.
2.13    “Market Stand-Off” Agreement. Holder hereby agrees that, during the Standoff Period, such Holder will not, without the prior written consent of the Company or the managing underwriter:
(a)    lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering; or
(b)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.
The foregoing provisions of this Section 2.13 shall apply only to the IPO (if the Company has not already completed a Direct Listing) and shall not apply to the sale of any shares in a Direct Listing or to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the

Company’s outstanding Common Stock (after giving effect to conversion into Class A Common Stock or Class B Common Stock, as applicable, of all outstanding Preferred Stock) are similarly bound. For purposes of this Section 2.13, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.13 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
2.14    GS Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit GS from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Agreement shall not apply to Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by GS following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.
3.    PARTICIPATION RIGHT.
3.1    General. Each Investor has a right of first refusal to purchase up to such Investor’s Pro Rata Share (as defined below) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement, provided, however, such Investor shall have no right to purchase any New Securities in a proposed issuance if such Investor cannot demonstrate to the Company’s reasonable satisfaction that such Investor is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. An Investor’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of Common Stock owned by such Investor (including shares of Common Stock issued or issuable upon conversion of the Shares owned by such Investor), to (b) a number of shares of Common Stock equal to the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock into which all then outstanding shares of Preferred Stock are then convertible plus (iii) the number of shares of Common Stock reserved for issuance pursuant to outstanding stock options and outstanding warrants.
3.2    New Securities. “New Securities” shall mean any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include: (a) Exempted Securities (as defined in the Restated Certificate) and (b) shares of Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act; and (c) shares of Series E Preferred Stock issued to additional Investors (as defined in the Purchase Agreement) pursuant to Section 1.2(b) of the Purchase Agreement.

3.3    Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Investor a written notice, given in accordance with Section 5.5, of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have fifteen (15) days from the date such Notice is delivered to such Investor, as determined pursuant to Section 5.5 based upon the manner or method of notice, to agree in writing to purchase all or any portion of such Investor’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share). At the expiration of such fifteen (15) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued or issuable upon conversion of the Shares owned by such Fully Exercising Investor then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion of the Shares then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares.
3.4    Failure to Exercise. In the event that the Investors fail to exercise in full the right of first refusal with respect to all of the New Securities (including pursuant to over-allotment rights) within such fifteen (15) day period and, in the case of any Fully Exercising Investor, the additional ten (10) day period, then the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Investors’ rights of first refusal hereunder were not exercised, at the price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Investors. In the event that the Company has not issued and sold the New Securities within such one hundred twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 3.
4.    ADDITIONAL COVENANTS.
4.1    OFAC Transfer Restriction. Notwithstanding anything to the contrary, for so long as GS holds shares of capital stock of the Company, each Investor agrees to not transfer or assign any capital stock of the Company held by such Investor to any persons on the specially designated Office of Foreign Assets Control of the U.S. Treasury Department list or similar European Union watch list and hereby agrees that any transfer made in violation of the requirements of this Section 4.1 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. The Company and shall use commercially reasonable efforts to prevent the transfer of any securities, to any persons on the specially designated Office of Foreign Assets Control of the U.S. Treasury Department list or similar European Union watch list.
5.    GENERAL PROVISIONS.
5.1    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by an Investor without the prior written consent of the Company; provided, however, that such consent shall not be required in connection with any Permitted Affiliate Transfers. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing, and except as otherwise provided herein, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.
5.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
5.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
5.5    Notices. All notices, requests, and other communications given, made or delivered pursuant to this Agreement shall be in writing and shall be deemed effectively given, made or delivered upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by email during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such address or email address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, it shall be sent to 268 Bush Street #350, San Francisco CA 94104, marked “Attention: President”; and a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attn: Cynthia Hess and Steven Levine. If no email address is listed on Schedule A for a party (or above in the case of the Company), notices and communications given or made by email shall not be deemed effectively given to such party.
5.6    Amendments and Waivers. Any provision of this Agreement may only be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by a written instrument executed by the Company and (a) with respect to Section 1.1 and any other provision of this Agreement to the extent such provision pertains to Section 1.1, the Major Investors holding a majority of the Registrable Securities then outstanding and held by the Major Investors; or (b) with respect to all other sections of this Agreement, the Holders holding a majority of the Registrable Securities then outstanding, it being understood that any such provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided, however that any amendment or waiver that, by its terms, adversely and disproportionately affects any Investor in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors under this Agreement shall require the written consent of such Investor; provided, further, that Sections 1.1(b)(to the extent applicable to GS), 2.14 and 4.1 and this proviso shall not be waived or amended without the consent of GS. Any amendment, termination, or waiver effected in accordance with this Section 5.6 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
5.7    Dual-Class Common Stock. Any provision of this Agreement that provides for a designation right or consent right of the holders of Common Stock, Preferred Stock (on an as-converted basis), Registrable Securities (on an as-converted basis) or shares of Common Stock issued or issuable upon conversion of outstanding shares of Preferred Stock or Registrable Securities, as applicable including without limitation Section 1.3, shall be based on the voting power of such shares taking into account the different rights of the Class A Common Stock and Class B Common Stock.
5.8    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
5.9    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
5.10    Entire Agreement; Prior Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and does hereby supersede all other agreements of the parties relating to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. By execution of this Agreement, the Company, with respect to Sections 1 and 3 and any other provision of this Agreement to the extent such provision pertains to Sections 1 or 3, the holders of a majority of the Registrable Securities then outstanding subject to the Prior Agreement and held by the Investors party to the Prior Agreement, and with respect to all other sections of this Agreement, the holders of a majority of the Registrable Securities then outstanding, acknowledge and agree that the Prior Agreement shall hereby terminate and shall be of no further force and effect and each of the parties thereto shall have no further rights or obligations thereunder.
5.11    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
5.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
5.13    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
5.14    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
5.15    Termination.
(a)    The covenants set forth in Section 1.1 (other than Section 1.1(b) which shall survive indefinitely) shall terminate and be of no further force or effect upon the earliest to occur of (i) immediately prior to the closing of the IPO or a Direct Listing (whichever occurs first), (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) the consummation of a Deemed Liquidation Event, as that term is defined in the Company’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) pursuant to which (1) the holders of the Company’s capital stock receive cash or publicly traded securities in exchange for all of their equity interests in the Company, or (2) the Company (or any successor entity) enters into an agreement with the Major Investors whereby the Major Investors shall continue to receive and have access to substantially the same information regarding the Company or its successor entity as it receives under Section 1.1.
(b)    The rights, duties and obligations of the Company and the Holders under Sections 1 (other than Section 1.1) and 3 of this Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) immediately prior to the closing of the IPO or a Direct Listing (whichever occurs first), or (ii) (other than with respect to Section 1.6) upon the closing of a Deemed Liquidation Event.
(c)    The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2 or 2.3 shall terminated upon the earliest to occur of: (i) following the IPO or a Direct Listing (whichever occurs first) if such Holder holds less than one percent (1%) of the Company’s outstanding Common Stock and all such Holder’s Registrable Securities (together with the Registrable Securities held by any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) could be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor; (ii) upon a Deemed Liquidation Event; or (iii) the fifth (5th) anniversary of the IPO or a Direct Listing (whichever occurs first).
5.16    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.
5.17    Dispute Resolution. All disputes, claims, or controversies arising out of or relating to this Agreement shall be subject to, and conducted in strict accordance with, the dispute resolution terms, conditions and procedures set forth in Section 5.11 of the Purchase Agreement.

5.18    Public Offering. The Investors acknowledge that many technology companies and their shareholders have determined that the shareholders’ interest can be best served by implementing one or more mechanisms (including re-designation of existing stock to provide additional voting rights) to ensure that management retains effective shareholder voting control of the Company following its IPO. In advance of the Company’s IPO, the Investors, holders of Common Stock and the Company agree to support the Company’s existing dual class voting structure.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

GITLAB INC.

By:	/s/ Sytse Sijbrandij

Name:	Sytse Sijbrandij

Title:	President
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TWO SIGMA VENTURES I, LLC

By:	/s/ Colin Beirne
Name:	Colin Beirne
Title:	Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ADAGE CAPITAL PARTNERS LP

By Adage Capital Partners, GP, LLC, it’s General Partner
By Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Dan Lehan
Dan Lehan, Chief Operating Officer
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

KHOSLA VENTURES SEED C, LP

By:	Khosla Ventures Seed Associates C, LLC, a Delaware limited liability company and general partner of Khosla Ventures Seed C, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel

KHOSLA VENTURES V, LP

By:	Khosla Ventures Associates V, LLC, a Delaware limited liability company and general partner of Khosla Ventures V, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

LIGHT STREET BEACON I, L.P., for itself and as nominee

By:	Light Street Beacon GP I, LLC, its General Partner

/s/ Theo J. Robins
Theo J. Robins, General Counsel
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

AUGUST CAPITAL VII, L.P.
for itself and as nominee for August Capital Strategic Partners VII, L.P.

By:	August Capital Management VII, L.L.C., Its general partner

By:	/s/ Abigail Hipps

Name:	Abigail Hipps

Title:	Attorney-in-Fact
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALKEON INNOVATION MASTER FUND, LP

By:	Alkeon Capital Management, LLC, its Investment Adviser and Attorney-in-Fact,

By:	/s/ Greg Jakubowsky
Name:	Greg Jakubowsky
Title:	Chief Operating Officer

ALKEON INNOVATION OPPORTUNITY MASTER FUND, LP

By:	Alkeon Capital Management, LLC, its Investment Adviser and Attorney-in-Fact,

By:	/s/ Greg Jakubowsky
Name:	Greg Jakubowsky
Title:	Chief Operating Officer
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS XI, L.P.

By:	Tiger Global PIP Performance XI, L.P. its General Partner
By	Tiger Global PIP Management XI, Ltd. its General Partner

By:	/s/ Steven D. Boyd
Name:	Steven D. Boyd
Title:	General Counsel

TIGER GLOBAL INVESTMENTS, L.P.

By:	Tiger Global Management, LLC, its Investment Advisor

By:	/s/ Steven D. Boyd
Name:	Steven D. Boyd
Title:	General Counsel

JOHN CURTIUS

By:	/s/ John Curtius
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ICONIQ STRATEGIC PARTNERS III, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners III GP, L.P., a Cayman Islands exempted limited partnership Its: General Partner

By:	ICONIQ Strategic Partners III TT GP, Ltd., a Cayman Islands exempted company Its: General Partner

By:	/s/ Kevin Foster

Name:	Kevin Foster

Title:	Authorized Signatory

ICONIQ STRATEGIC PARTNERS III-B, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners III GP, L.P., a Cayman Islands exempted limited partnership Its: General Partner

By:	ICONIQ Strategic Partners III TT GP, Ltd., a Cayman Islands exempted company Its: General Partner

By:	/s/ Kevin Foster

Name:	Kevin Foster

Title:	Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ICONIQ STRATEGIC PARTNERS IV, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners IV GP, L.P., a Cayman Islands exempted limited partnership Its: General Partner

By:	ICONIQ Strategic Partners IV TT GP, Ltd., a Cayman Islands exempted company Its: General Partner

By:	/s/ Kevin Foster

Name:	Kevin Foster

Title:	Authorized Signatory

ICONIQ STRATEGIC PARTNERS IV-B, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners IV-B GP, L.P., a Cayman Islands exempted limited partnership Its: General Partner

By:	ICONIQ Strategic Partners IV-B TT GP, Ltd., a Cayman Islands exempted company Its: General Partner

By:	/s/ Kevin Foster

Name:	Kevin Foster

Title:	Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

D1 CAPITAL PARTNERS MASTER LP
By:	D1 Capital Partners GP Sub LLC, its General Partner

By:	/s/ Dan Sundheim

Name:	Dan Sundheim

Title:	Founder

9 West 57th Street, 36th Floor New York, New York 10019
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SMALLCAP WORLD FUND, INC.

By:	Capital Research and Management Company, for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Michael Tressl

Name:	Michael Tressl

Title:	Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES - GLOBAL SMALL CAPITALIZATION FUND

By:	Capital Research and Management Company, for and on behalf of American Funds Insurance Series - Global Small Capitalization Fund

By:	/s/ Michael Tressl

Name:	Michael Tressl

Title:	Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BLACKROCK SCIENCE & TECHNOLOGY OPPORTUNITIES PORTFOLIO A SERIES OF BLACKROCK FUNDS II

By:	BlackRock Advisors, LLC its Investment Adviser

By:	/s/ Tony Kim

Name:	Tony Kim

Its:	MD

BLACKROCK SCIENCE AND TECHNOLOGY TRUST

By:	BlackRock Advisors, LLC its Investment Adviser

By:	/s/ Tony Kim

Name:	Tony Kim

Its:	MD

BLACKROCK SCIENCE AND TECHNOLOGY TRUST II

By:	BlackRock Advisors, LLC its Investment Adviser

By:	/s/ Tony Kim

Name:	Tony Kim

Its:	MD
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BLACKROCK GLOBAL FUNDS - WORLD TECHNOLOGY FUND

By:	BlackRock Investment Management, LLC its Investment Adviser

By:	/s/ Tony Kim

Name:	Tony Kim

Its:	MD

BLACKROCK GLOBAL FUNDS - NEXT GENERATION TECHNOLOGY FUND

By:	BlackRock Investment Management, LLC its Investment Adviser

By:	/s/ Tony Kim

Name:	Tony Kim

Its:	MD
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

COATUE OFFSHORE MASTER FUND, LTD.

By:	/s/ Zachary Feingold
Name:	Zachary Feingold
Title:	Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

YCVC FUND I, L.P.

By:	YCVC FUND GP, LLC its General Partner

By:	/s/ Kirsty Nathoo

Name:	Kirsty Nathoo

Title:	Chief Financial Officer

YC HOLDINGS II, LLC

By:	/s/ Kirsty Nathoo

Name:	Kirsty Nathoo

Title:	Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FRANKLIN STRATEGIC SERIES - FRANKLIN GROWTH OPPORTUNITIES FUND

FRANKLIN TEMPLETON INVESTMENT FUNDS - FRANKLIN U.S. OPPORTUNITIES FUND

FRANKLIN TEMPLETON INVESTMENT FUNDS - FRANKLIN TECHNOLOGY FUND

By:	Franklin Advisers, Inc., as investment manager

By:	/s/ Michael McCarthy

Name:	Michael McCarthy

Title:	Executive Vice President and Chief Investment Officer
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALTIMETER GROWTH PARTNERS FUND IV, L.P.

By:	Altimeter Growth General Partner IV, LLC, its General Partner

/s/ John J. Kiernan III
John J. Kiernan III, Authorized Person
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Investors’ Rights Agreement as of the day and year first above written.

KEY HOLDERS:

RIENTS.ORG BV

By:	/s/ Sytse Sijbrandij
Sytse Sijbrandij Authorized Signatory
[Signature Page to GitLab Inc. Amended and Restated Investors’ Rights Agreement]

SCHEDULE A
INVESTORS

Investor Name and Address
500 Startups III, L.P. 444 Castro Street, #1200 Mountain View, CA 94041
Accelerate FC Fund III LLC Accelerate FC Fund VIII LLC Accelerate FC Fund IX LLC c/o FundersClub, Inc. 1 Bluxome St., Suite 405 San Francisco, CA 94107
August Capital VII, L.P. August Capital PMB# 456 660 4th Street San Francisco, California 94107 Attention: Abby Hipps (ahipps@augustcap.com) and Jeff Bloom (jbloom@augustcap.com)
Crunch Fund II, L.P Crunch Fund c/o Greenough Group 1350 Old Bayshore Highway, Suite 920 Burlingame, CA 94010
DBV INVESTMENTS, L.P.

Elad Gil 4214 25th Street San Francisco, CA 94114
FundersClub KD6 LLC FundersClub Z3J LLC c/o FundersClub, Inc. 237 Kearny St. #424 San Francisco, CA 94108
Goldman Sachs PSI Global Holdings, LLC c/o Goldman, Sachs & Co. 200 West Street New York, NY 10282
GV 2017, L.P. 1600 Amphitheatre Parkway Mountain View, CA 94043 Email: notice@gv.com Attn: GV Legal Dept.
ICONIQ Strategic Partners III, L.P. 394 Pacific Avenue, 2nd Floor San Francisco, CA 94111 Attention: Kevin Foster
1

Investor Name and Address
ICONIQ Strategic Partners III-B, L.P. 394 Pacific Avenue, 2nd Floor San Francisco, CA 94111 Attention: Kevin Foster
ICONIQ Strategic Partners IV, L.P. 394 Pacific Avenue, 2nd Floor San Francisco, CA 94111 Attention: Kevin Foster
ICONIQ Strategic Partners IV-B, L.P. 394 Pacific Avenue, 2nd Floor San Francisco, CA 94111 Attention: Kevin Foster
Ilya Sukhar 2279 Bryant Street San Francisco, CA 94110
In-Q-Tel, Inc 2107 Wilson Blvd., 11th Floor Arlington, VA 22201
Khosla Ventures Seed C, LP Khosla Ventures V, LP 2128 Sand Hill Road Menlo Park, CA 94025 Attn: Legal
Larry Augustin 596 Joandra Ct. Los Altos, CA 94024
Liquid 2 Ventures LLC 830 Menlo Ave, Suite 100 Menlo Park, CA 94025
Liquid 2 Series-03 830 Menlo Ave, Suite 100 Menlo Park, CA 94025
Oliver Grace Jr. 241 Bradley Place Palm Beach, FL 33480
Othman Laraki 1 Frederick Avenue Atherton, CA 94027
Sound Ventures, LLC Sound Ventures III, LLC c/o Live Nation Entertainment, Inc. Attn: Kathy Willard, CFO 9348 Civic Center Drive Beverly Hills, CA 90210
2

Investor Name and Address
Stichting Depository INKEF Investment Fund, in its capacity of INKEF Investment Gustav Mahlerplein 66b, 9th floor, 1082 MA Amsterdam, Netherlands Attn: Robert Jan Galema & Corne Jansen
Telstra Ventures Pty Ltd
c/o Level 41, 242 Exhibition Street
Melbourne VIC 3000
Australia
Attn: Company Secretary
Email: companysecretary@team.telstra.com
With a copy which shall not constitute notice to: mary.roberts@team.telstra.com

Y Combinator Continuity Holdings I, LLC 335 Pioneer Way Mountain View, CA 94041
YCVC Fund I, L.P. 335 Pioneer Way Mountain View, CA 94041
YC Holdings II, LLC 335 Pioneer Way Mountain View, CA 94041
Coatue Offshore Master Fund, Ltd. c/o Coatue Management, L.L.C. 9 West 57th Street, 25th Floor New York, NY 10019
Adage Capital Partners LP 200 Clarendon St, 52nd Floor Boston, MA 02116 Dan Lehan Chief Operating Officer djl@adagecapital.com 617-867-2855
Altimeter Growth Partners Fund IV, L.P.
c/o Altimeter Capital Management, LP
Attention: Chief Financial Officer
One International Place, Suite 4610
Boston, MA 02110
john@altimeter.com
with a copy to:
Hab Siam
General Counsel
Altimeter Capital Management, LP
2550 Sand Hill Road, Suite 150
Menlo Park, CA 94025
hab@altimeter.com

3

Investor Name and Address
Alkeon Innovation Master Fund, LP c/o Alkeon Capital Management, LLC 350 Madison Ave, 20th Fl New York, NY 10017 Alkeonlegal@alkeoncapital.com
Alkeon Innovation Opportunity Master Fund, LP c/o Alkeon Capital Management, LLC 350 Madison Ave, 20th Fl New York, NY 10017 Alkeonlegal@alkeoncapital.com
BlackRock Science & Technology Opportunities Portfolio a series of BlackRock Funds II
c/o BlackRock
400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim
Email: tony.kim@blackrock.com
With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Joe Roy
Email: legaltransactions@blackrock.com

BlackRock Science and Technology Trust
c/o BlackRock
400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim
Email: tony.kim@blackrock.com
With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Joe Roy
Email: legaltransactions@blackrock.com

4

Investor Name and Address
BlackRock Science and Technology Trust II
c/o BlackRock
400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim
Email: tony.kim@blackrock.com
With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Joe Roy
Email: legaltransactions@blackrock.com

BlackRock Global Funds – World Technology Fund
c/o BlackRock
400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim
Email: tony.kim@blackrock.com
With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Joe Roy
Email: legaltransactions@blackrock.com

BlackRock Global Funds – Next Generation Technology Fund
c/o BlackRock
400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim
Email: tony.kim@blackrock.com
With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Joe Roy
Email: legaltransactions@blackrock.com

Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, CA 90071 Attn: Casey Solomon (CAZS); Jae Chung (JWNC)
5

Investor Name and Address
D1 Capital Partners Master, LP 9 West 57th Street, 36th Floor New York, New York 10019
Franklin Strategic Series – Franklin Growth Opportunities Fund
One Franklin Parkway
San Mateo, CA 94403
Attention: Jonathan Curtis
E-mail: Jonathan.curtis@franklintempleton.com
With a copy that shall not constitute notice to:
One Franklin Parkway
San Mateo, CA 94403
Attention: Kathleen Anderson
E-mail: Kathleen.anderson@franklintempleton.com
E-mail: DTSOps@franklintempleton.com

Franklin Templeton Investment Funds – Franklin U.S. Opportunities Fund
One Franklin Parkway
San Mateo, CA 94403
Attention: Jonathan Curtis
E-mail: Jonathan.curtis@franklintempleton.com
With a copy that shall not constitute notice to:
One Franklin Parkway
San Mateo, CA 94403
Attention: Kathleen Anderson
E-mail: Kathleen.anderson@franklintempleton.com
E-mail: DTSOps@franklintempleton.com

Franklin Templeton Investment Funds – Franklin Technology Fund
One Franklin Parkway
San Mateo, CA 94403
Attention: Jonathan Curtis
E-mail: Jonathan.curtis@franklintempleton.com
With a copy that shall not constitute notice to:
One Franklin Parkway
San Mateo, CA 94403
Attention: Kathleen Anderson
E-mail: Kathleen.anderson@franklintempleton.com
E-mail: DTSOps@franklintempleton.com

Light Street Beacon 1, L.P. 525 University Avenue, Suite 300 Palo Alto, CA 94301
Tiger Global Private Investment Partners XI, L.P. 9 West 57th Street, 35th Floor New York, NY 10019 Attn: Steve Boyd
6

Investor Name and Address
Tiger Global Investments, L.P. 9 West 57th Street, 35th Floor New York, NY 10019 Attn: Steve Boyd
John Curtius 9 West 57th Street, 35th Floor New York, NY 10019 Attn: Steve Boyd
Two Sigma Ventures I, LLC 100 Avenue of the Americas, Fl 16, New York, NY 10013
7